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                                                                 Exhibit 10.31

                            [iBasis, Inc. Letterhead]

                                                                 April 2, 2001


Paul H. Floyd
3200 Masters Drive
Clearwater, FL 33761-1918

Dear Mr. Floyd,


We are pleased to offer you the position of Vice President of Research and Development at iBasis, Inc. This position is located in Burlington, MA. You will report to Ofer Gneezy, Chief Executive Officer. You will be responsible for Research & Development and Engineering for the company.

Your salary will be $180,000 per annum, earned and payable at the semi-monthly rate of $7,500. Your annual incentive compensation, based on individual and corporate performance, will be up to $80,000. We will outline the specific details of your incentive compensation within 90 days of your employment.

You will be provided with relocation assistance including movement of your household goods at a reasonable cost as well as reimbursement for selling expenses and closing costs on a new home. In addition, iBasis will provide you with temporary living for up to four (4) months and will reimburse for week-end trips for these 4 months. Expense reimbursement for the total relocation assistance is pre-approved for up to a total of $75,000. Any expenses above this limit will need additional approval by iBasis which will be granted at the sole discretion of iBasis. If you resign or are terminated for cause within 12 months from your start date, you will be responsible for the reimbursement to iBasis of any and all such relocation expenses paid by the Company.

You will be eligible to receive a comprehensive benefits package including:
Medical and Dental insurance at nominal cost to the employee, Employee Stock Purchase Plan, Section 125 Flexible Spending Accounts, an employer-matched 401(k) plan, tuition reimbursement, Company-paid life/disability and group travel accident insurance, three weeks accrued vacation and eleven (11) holidays.

In addition, a recommendation will be made to the Board of Directors to grant you 175,000 shares of iBasis Inc. Incentive Stock Options. The Compensation Committee of the Board of Directors meets at the end of the quarter to approve grants. The option price is based on fair market value. You will receive a copy of the stock plan and your option grant agreement within ninety (90) days of its approval by the Board. These options vest over a four-year period.

If iBasis terminates your employment without cause, or if you terminate your employment with "good reason," in either case within six months after the occurrence of an acquisition or change in control, then your stock options will immediately vest and iBasis will continue to pay your salary for nine months. Such vesting and payment are subject to the terms and conditions generally applicable within iBasis for such policies.

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Exclosed please find a copy of iBasis' "Proprietary Information and
Inventions Agreement". Upon joining the Company, we ask you to provide us with a signed copy of this document.

Additionally, we are required by the Immigration Reform and Control Act
(IRCA), to ask you to provide proof that you are authorized to work in the U.S.

Paul, we look forward to you joining our senior executive team and being part of our continued leadership in Internet based communications.

We look forward to your formal acceptance of this offer. Please sign and return the duplicate letter to Claudia Ellermann, Director of International Recruiting. This offer will remain open until April 6, 2001.


Sincerely,

/s/ Gordon VanderBrug

Gordon VanderBrug
Executive Vice President


I accept this offer of employment and will begin work on Tuesday, April 17th, 2001.


Signature:  Paul H. Floyd                    Date:        4/2/01
          ---------------------------               ---------------------


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                                  iBASIS, INC.

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT



         In consideration of my employment or continued employment by iBasis, Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

         1. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. At all times during the term of my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (as defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing.

         The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, trade secrets, ideas, processes, formulas, algorithms, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, regulatory matters, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

         2. THIRD PARTY INFORMATION. I understand, in addition, that the Company has received and may, in the future, receive confidential or proprietary information from third parties ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not use or disclose to anyone (except in connection with my work for the Company) any Third Party Information, unless expressly authorized in writing by an executive officer of the Company.

         3. ASSIGNMENT OF INVENTIONS

         3.1 ASSIGNMENT. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all patent rights, copyrights, mask work rights, trademarks, trade secret rights, all other rights throughout the world in connection therewith, and the goodwill associated with all of the foregoing (collectively, "Proprietary Rights")), whether or not patentable or registrable under patent, copyright, trademark or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to, or as directed by, the

Company under this Paragraph 3 are hereinafter referred to as "Company Inventions." I agree, upon request, to execute, verify and deliver assignments of the Proprietary Rights to the Company or its designee and I hereby appoint the Company my attorney-in-fact with respect to the Proprietary Rights for the purpose of effecting any or all of the Company's rights to the Proprietary Rights.

         3.2 GOVERNMENT. I also agree to assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be assigned to the United States of America by a contract between the Company and United States of America or any of its agencies.

         3.3 WORKS FOR HIRE. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C. Section 101).

         4. ENFORCEMENT OF PROPRIETARY RIGHTS. From time to time, I will assist the Company in every proper way to obtain and enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

         I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

         5. OBLIGATION TO KEEP COMPANY INFORMED. During the period of my employment, I will promptly disclose all Inventions to the Company fully and in writing and will hold such Inventions in trust for the sole right and benefit of the Company. In addition, after termination of my employment, I will promptly disclose all patent applications filed by me within a year after termination of employment.

         6. PRIOR INVENTIONS. Inventions, if any, patented or unpatented, which I made prior to the commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth in EXHIBIT A attached hereto a complete list of all Inventions (i) that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, (ii) that I consider to be my property or the property of third parties and (iii) that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on EXHIBIT A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all such Inventions have not been listed for that reason.


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                                      -3-

         7. RESTRICTIVE COVENANTS. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity other than for the Company. In view of the unique nature of the business of the Company and the need of the Company to maintain its competitive advantage in the industry, I agree that, for a period of one (1) year after the termination of my employment with the Company for any reason whatsoever, I shall not, directly or indirectly, within the United States of America or its Territories or Possessions or within any other country in which the Company or any affiliate of the Company is engaged in or actively contemplating engaging in any activity described below
(i) engage in, (ii) own greater than a 5% interest in, be employed by, or consult for, or act as an advisor to, any business, person or entity which engages in, or (iii) otherwise participate in any way in, research, development, manufacturing, marketing, selling or licensing activities, or in any other activity, that may reasonably be deemed by the Company to be in competition with any activity in which the Company or any subsidiary of the Company is then, or is then contemplating becoming, engaged. During the term of my employment with the Company and for a period of one (1) year thereafter, I also shall not solicit, or arrange to have any other person or entity solicit, any person or entity engaged by the Company as an employee, customer, supplier, or consultant or advisor to, the Company to terminate such party's relationship with the Company. The time periods provided for in this Section 7 shall be extended for a period of time equal to any period of time in which I shall be in violation of any provision of this Section 7. If at any time the provisions of this Paragraph 7 shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Paragraph 7 shall be considered divisible and shall become and be automatically amended to apply to only such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and I agree that this Paragraph 7, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         8. NO IMPROPER USE OF MATERIALS. During my employment by the Company, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

         9. NO CONFLICTING OBLIGATION. I represent that my performance of all the terms of this Agreement and my performance of my duties as an employee of the Company do not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         10. RETURN OF COMPANY DOCUMENTS. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, storage media, including software, documents and computer printouts, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

         11. LEGAL AND EQUITABLE REMEDIES. Because my services are personal and unique and because I may have access to and may become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement, and I waive the claim or defense that the Company has an adequate remedy at law. I shall not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists.

         12. NOTICES. Any notices required or permitted hereunder shall be given to me at the address specified below or at such other address as I shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

         13. GENERAL PROVISIONS.

         13.1 GOVERNING LAW. This Agreement is executed under seal and will be governed by and construed according to the laws of the Commonwealth of Massachusetts.

         13.2 ENTIRE AGREEMENT. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification or amendment of this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my employment includes any time during which I may be retained by the Company as a consultant.

         13.3 SEVERABILITY. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

         13.4 SUCCESSORS AND ASSIGNS. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. I may not assign any of my rights, or delegate any of my obligations, under this Agreement.

         13.5 SURVIVAL. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

         13.6 EMPLOYMENT. I agree and understand that nothing in this Agreement shall confer on me any right with respect to continuation of my employment with the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without cause.

         13.7 WAIVER. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

         13.8. COUNTERPARTS. This Agreement may be executed in counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

         13.9. JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. In case of any dispute hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy. EACH PARTY HEREBY WAIVES ANY RIGHT TO A JURY TRIAL AND TO CLAIM OR RECOVER PUNITIVE DAMAGES.

         13.10. DISCLOSURE. I shall disclose the existence and terms of this Agreement to any employer or other person that I may work for or be engaged by after the termination of my employment or engagement at the Company. I agree that the Company may, after notification to me, provide a copy of this Agreement to any business or enterprise (i) which I may directly or indirectly own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing, or control of, or (ii) with which I may be connected with as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise, or in connection with which I may use or permit my name to be used. I will provide the names and addresses of any of such persons or entities as the Company may from time to time reasonably request.

         This Agreement shall be effective as of the first day of my employment with the Company.

         I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY EMPLOYMENT, AND RESTRICTS MY RIGHTS TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION OR TO COMPETE WITH THE COMPANY DURING OR SUBSEQUENT TO MY EMPLOYMENT.


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                                      -6-

         I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated: APRIL 12, 2001.


                                       /s/ PAUL FLOYD
                                       Signature

                                       PAUL H. FLOYD
                                       ---------------------------------
                                       Name of Employee


                               Address:
                                       ---------------------------------

                                       ---------------------------------

                                       ---------------------------------




ACCEPTED AND AGREED TO:

IBASIS, INC.


By:
   -----------------------------------------
          Signature

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           Print

Title:
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                                      -7-

                                    EXHIBIT A

                        [to be completed by the Employee
                         in accordance with Paragraph 6]